Quest Solution Expands Board by Adding Capital Markets Executive as New Independent Director

W. Austin Lewis IV Appointed to Board of Directors

HENDERSON, NV / ACCESSWIRE / July 15, 2015 / Quest Solution, Inc, “The Company” (OTCQB: QUES), a leading provider in the technology, software, and mobile data collection systems business, today announced the appointment of W. Austin Lewis, IV to the Company’s Board as an independent director effective July 15, 2015.

Mr. Lewis founded and currently serves as Portfolio Manager at Lewis Asset Management, a New-York based investment firm that has invested more than $100 million in microcap technology companies. Prior to this, Lewis actively managed a technology-based hedge fund for Puglisi and Company where he also structured investments into publicly traded companies.

“Austin brings a wealth of technology and financial industry expertise to Quest Solution and I am delighted to welcome him to the Board,” stated Mr. Tom Miller, Quest Solution Chairman and Chief Executive Officer. “Austin’s experience and insights will be extremely valuable to Quest Solution as we continue to grow and develop our offerings. We are actively exploring opportunities to expand our Board of Directors over the coming months with individuals like Austin who have demonstrated strong executive leadership with a proven history of success. Having the wise counsel of a variety of leaders will help us take Quest Solution to the next level.”

“I am excited about the opportunity to work with Tom and his team,” commented Mr. Lewis. “As a leader in their marketspace, Quest Solution is developing a brand and reputation for innovative enterprise mobility solutions that sets them apart from their competitors. I look forward to being a part of the Company’s evolution.”

With the addition of Mr. Lewis, Quest Solution’s Board of Directors consists of Tom Miller, Chairman and Chief Executive Officer of Quest Solution, Inc.; Robert F. Shephard, President and Chief Executive Officer of Jenesey, Inc.; and Ian McNeil, Principal of McNeil Consulting Group, LLC. Three of the four board members are independent of Quest Solution.

About Quest Solution, Inc.

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

The recent BCS acquisition is in addition to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on the acquisition of existing intangibles, which we anticipate will build future value to the company.

On May 14, 2015 Quest announced a letter of intent to merge with ViascanQData. ViascanQData currently serves in excess of 4,000 enterprise customers, mainly in Canada. Unaudited financials indicate annual revenues of about CDN$28 million (approximately $24 million USD), and ViascanQData is currently on track to deliver unaudited double digit EBITDA for 2015. The Company estimates the proforma revenue for the combined entities for 2014 would have been approximately US $83 - 85 million.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Cameron Donahue
Hayden IR, LLC
Cameron@haydenir.com
651-653-1854

SOURCE: Quest Solution, Inc.